Exhibit 10.6

===================================================
This is an accurate certified copy.
Date 10/4/96

Signed   /s/ Geoffrey S. Magnuson
         Geoffrey S. Magnuson Corporate Secretary
         Idaho Consolidated Metals Corporation
===================================================

                              BLACK BEAR AGREEMENT

                              Dated: August 1, 1996


                                OPTION AGREEMENT

                                     between


                         Frank H. Piatt, John R. Heigis

                                 Thomas C. Rich

                                       and

                      Idaho Consolidated Metals Corporation

Black Bear Agreement
Dated: August 1, 1996


                                OPTION AGREEMENT


THIS AGREEMENT is dated August 1, 1996.

BETWEEN:

                  FRANK H. PIATT, JOHN R. HEIGIS, THOMAS CAT RICH;

                  (hereinafter called the "Owner")

                                                           OF THE FIRST PART

AND:

          IDAHO CONSOLIDATED METALS CORPORATION, a body corporate incorporated under the laws of the Province of British Columbia having a place of business at 504 Main, Suite 470, Lewiston, Idaho, U.S.A.

         (hereinafter called the "Optionee")

                                                           OF THE SECOND PART

                      OPTION TERM AND PROPERTY DESCRIPTION

1. The Owner hereby options to the Optionee all of the property described in Schedule "A" together with, except as may be expressly provided in Schedule "A", all:

     (a)  tailings, dumps and mine wastes;

     (b)  surface rights, easements and rights of way incident thereto;

     (c)  mining and water rights incident thereto; and

     (d) improvements, fixtures, personal property, mining machinery and tooks thereon useful or convenient for mining and related uses.

herein defined as "Mining Property".





                                     - 1 -
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Black Bear Agreement
Dated:  August 1, 1996


                                      TITLE

2.1 The Owner represents that it is in exclusive possession of and bears full mining privileges to the, Mining Property, subject to the rules and regulations of the State of Idaho. Owner warrants and shall defend title to all of the Mining Property for which Owner warrants in Subsections (2) and (3) hereof.

2.2 Owner represents that the mining claims have been properly acquired and maintained and that any required validation work has been property performed assessment work and proof of assessment work duly performed and filed or
otherwise   properly   carried  out  under  the  provisions  of  the  applicable
legislation.

2.3 Owner warrants that the Mining Property is free and clear of all liens and encumbrances, including any leases, rights or licences granted to third persons by, through or under Owner, except taxes not yet payable and those liens and encumbrances, if any, specifically described in Schedule "A".

2.4 Owner shall not create, permit or suffer any liens or encumbrances on the Mining Property unless expressly subordinated to Optionee's rights hereunder. If the Mining Property or any interest therein should be subject to lien or encumbrance, Optionee, at its option, may discharge the same and thereby be subrogated to all the rights of the holder thereof, and may recover any amounts so paid from any amounts otherwise due to Owner.

2.5 Owner shall at Optionee's request take all action necessary to cure any defect in or remove any cloud on title to the Mining Property, including participation in judicial proceedings and recordation of any unrecorded documents. If after notice or demand Owner fails to do so, Optionee may take such action in Owner's name and recover its reasonable costs and expenses, including attorney's fees, from amounts otherwise due to Owner.

2.6 Owner shall provide Optionee with all data and information related to title to the Mining Property and copies of all unrecorded documents related thereto.

2.7 Neither the Optionee's execution of this Agreement nor its failure to disapprove Owner's title shall constitute an admission of or estoppel as to the validity of Owner's title.


                                 OPTION PAYMENTS

3. The Owner shall receive $4,500.00 on the execution of this Agreement (receipt of which is hereby acknowledged). The Optionee agrees to pay to the Owner the sum of $1,200.00 per quarter commencing July 1, 1996 (July I payment has been made) in order to keep this option in good standing. This payment shall continue for one (1) year. At the end of the first year, the Optionee can



                                     - 2 -
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Black Bear Agreement
Dated:  August 1, 1996


elect to proceed with either of the following two options.

     OPTION I - The Optionee can elect to purchase the property and the Owner agrees to transfer all right, fide and interest in the property to the Optionee for a total price of $90,000.

     OPTION II - The Optionee agrees to pay to the Owner the sum of $2,400 per quarter for a year total of $9,600 and a cumulative total of $9,600. In the second year, the quarterly payment will increase by $1,200 to $3,600. This will give a total for the second year of $14,400 and a cumulative total of $24,000. In the third year, the quarterly payments will increase by S 1,200 to $4,800 for a year total of $19,200 and a cumulative total of $43,200. In year four, the quarterly payments will increase by $1,200 to $6,000 per quarter for a year total of $24,000 and a cumulative total of $67,200. In year five, the quarter payments will increase by $1,200 to $7,200 per quarter for a year total of $28,800, and a cumulative total of $96,000. At the end of year five, the Optionee will make a final payment of $24,000 for a cumulative total of $120,000. The Owner agrees to transfer all right, title and interest in the property to the Optionee. Schedule B has the payment schedule listed for the first year and for the two options as well.

In the event that the Optionee places the property into production the Owner agrees to transfer all right, title and interest in the property to the Optionee and the owner shall be entitled to receive $120,000.00 less all quarterly payments made to the date when the property is placed in production. In the event the property is not placed into production by July 1, 2002 then the Optionee shall have no further interest in the property unless the Optionee elects to pay to sum of S 120,000 to the Owners less all quarterly payments made on or before July 1, 2002.


                                 WORK COMMITMENT

4. The Optionee agrees to expend a total of $3,000.00 on the property on or before July 1, 1997 and to expend a minimum of $3,000.00 per year each and every year thereafter so as to maintain its interest in the property.


                                METHOD OF PAYMENT

5. All payments due Owner shall be deemed received by Owner if sent certified mail to Thomas Cat Rich, Box 24 1, Kooskia, ID 83539. Optionee shall not be liable for distribution of payments from such account and Owner shall bear all charges of financial institution.





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Black Bear Agreement
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                              EXCLUSIVE POSSESSION

6. Optionee shall have exclusive possession and quiet enjoyment of the Mining Property while this Agreement is in effect.


                                 ADVERSE CLAIMS

7.1 If Owner should own less than the entire ownership interest described in the Mining Property, all payments shall be payable to Owner only in the proportion to Owner's actual ownership. If production from the Mining Property or any part thereof should be subject to any royalty or interest in production other than those expressly reserved to Owner herein, Optionee may credit all costs and expenses it incurs by reason of such royalty or interests against amounts otherwise due to Owner.

7.2 Optionee shall have no obligation to protect or defend if any third person asserts any claims to the Mining Property for any reason except Optionee's failure to perform obligations expressly required by this Agreement.

7.3 If any third person asserts any claim to the Mining Property or to any amounts payable by Optionee, Optionee may deposit any amounts payable by Optionee, Optionee may deposit any amounts otherwise due Owner in escrow until the dispute is finally resolved. Optionee may credit all costs and expenses including attorney's fees, it incurs by reason of such claim against all amounts otherwise due Owner.


                                      TAXES

8. Optionee shall pay all taxes on the Mining Property accruing while this Agreement is in effect but apportioned appropriately for fractions of years. All taxes shall be paid before delinquent, but neither party shall be under any obligation to pay any tax while contesting it in good faith.

                                 ASSESSMENT WORK

9.1   Optionee shall perform:

     (a) assessment work (unless deferred or excused) or make payments in lieu of assessment work to necessary parties for the benefit of the leased state land included in this Agreement according to the laws and statutes of the State of Idaho;




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Black Bear Agreement
Dated:  August 1, 1996


     (b) no additional work commitments above and beyond those judged necessary by the Optionee.

9.2 Owner agrees that all contiguous property are to be treated as a whole pursuant to any limitations or rulings by the State of Idaho and that any assessment work conducted on any part of any property can be applied to the necessary assessment work for any or all those lumped properties when such work is required by state law.


                          EXPLORATION AND MINING RIGHTS

10.1 Owner grants Optionee unrestricted access to the Mining Property and the exclusive rights:

     (a) to explore, develop and mine, and to extract, remove, store and dispose of any and all ores, minerals, air, water, waste and other materials from the Mining Property by means of underground or surface mining operations in or on the Mining Property or other property and to deposit on the Mining Property materials from the Mining Property or other property,

     (b) to carry on mining, milling, treatment, processing, beneficiating, smelting and refining operations on or in the Mining Property with respect to ores, minerals and other materials from the Mining Property or other property, including existing tailings, wastes and dumps;

     (c) to use any part of the Mining Property for stockpiles, tailings, wastes or dumps, and for any other purpose incident to the underground or surfacing mining on the Mining Property or other property,

     (d) to erect or construct, use and maintain on the Mining Property such roads, facilities, building structures, machinery and equipment as Optionee may require for the conduct of its operations on the Mining Property or other property,

     (e) to continue to keep this Agreement in effect and use the Mining Property for mining, milling, treatment, processing, beneficiation, smelting, refining or storage of ores, minerals and other materials from other property with such use being deemed the conduct of development and mining operations by the Optionee, and

     (f) to stockpile or to sell or otherwise dispose of ores, minerals and other materials in such forms at such times and on such terms as Optionee along may determine.

10.2 Optionee shall conduct its operations in a good and workmanlike manner in substantial compliance with the then generally accepted understanding of applicable laws and regulations in the



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Black Bear Agreement
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mining industry.


                                  RIGHT OF WAY

11. While this Agreement is in effect, Optionee shall have non-exclusive rights of way upon, over, into and through the Mining Property and other property now or hereafter owned, leased or otherwise controlled by Owner to construct, improve, and maintain such pipelines, communication lines, electrical power or transmission lines, roads, railroads, tramways, flumes, tunnels, drifts and other facilities as may be necessary or convenient for Optionee's operations in the vicinity of the Mining Property.


                             LIABILITY AND INDEMNITY

12.1 Optionee shall keep the Mining Property free of liens for labour performed and materials furnished for Optionee. Subject to the limitations in this section, Optionee shall hold Owner harmless from all liability to third persons caused by Optionee's operations on the Mining Property which result in injury to or death of persons or livestock or damage to personal property or liability for violation of applicable laws or regulations.

12.2 In no event shall Optionee's liability for damage or economic loss to Owner's property, whether resulting from Optionee's negligence or otherwise, exceed the fair market value of the affected property (not including its value for mining or related purposes).

12.3 Within a reasonable time after termination of this Agreement Optionee shall begin and diligently pursue to completion any reclamation of Owner's real property then required by applicable laws and regulations by reason of Optionees operations. Optionee's liability with respect to disturbance of real property shall be limited to compliance with such laws and regulations.

12.4 The payments and the performance of assessment work as herein expressly required are in lieu of any obligation of Optionee express or implied, to explore, develop or mine the Mining Property or to make any other efforts or expenditures in connection therewith.

12.5 The obligations and limitations of liability in this section shall survive termination of this Agreement.





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Black Bear Agreement
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                                RIGHT TO INSPECT

13. At reasonable times Owner may at Owner's risk and expense enter the Mining Property to make reasonable inspections


                                  RIGHT TO DATA

14.1 Upon execution of this Agreement, Owner shall make available to Optionee for copying and general use all geological geophysical and engineering data and maps, logs of drill holes, cuttings and cores, logging results, assay, sampling and similar data concerning the Mining Property in Owner's possession or control.

14.2 The Optionee shall provide to the owner, geological reports of the Optionees exploration and development of the Mining Property on an ongoing basis.

14.3 Upon request by Owner made within sixty (60) days after termination of this agreement, Optionee shall deliver to Owner a final report of its activities on the Mining Property together with copies or summaries of all assay results and electric and drill hole logs and copies of drill hole location maps including interpretations and evaluations thereof which Optionee has obtained as a result of work on the Mining Property under this Agreement. Optionee shall have no liability on account of any such data relied on acted on by Owner.


                              DEFAULT RECTIFICATION

15.1 Default by Optionee in performance of any obligation arising hereunder shall not work a forfeiture or termination of this Agreement, nor cause the termination or reversion of the estate created hereby, nor be grounds for cancellation hereof in whole or in part.

15.2 If Optionee commits a default, Owner shall give Optionee notice specifying the default with particularity. Owner's sole remedy shall be recovery of actual compensatory damages plus interest at the prevailing U.S. Treasury note rate for $10,000.00 notes held for ninety (90) days and the payment of the alleged default itself interest on which accrues from the date Optionee receives notice of default. If Optionee by notice to Owner disputes the existence of the default, no interest shall accrue if Optionee, within thirty (30) days after the default is finally determined, initiates and diligently pursues to completion efforts to cure and default.





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Black Bear Agreement
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                              AFTER-ACQUIRED RIGHTS

16. If Owner acquires any right or interest within one (1) mile of the boundaries of the Mining Property while this Agreement is in effect:

     (a) Owner shall promptly notify Optionee;

     (b) such right or interest shall automatically become part of the Mining Property for all purposes of this Agreement; and

     (c) Owner shall sign, acknowledge and deliver to Optionee an amendment to this Agreement so as to include such right or interest.


                                   TERMINATION

17.1 Optionee may terminate this Agreement at any time by giving Owner notice of termination in recordable form.

17.2 Upon termination or surrender, all rights and obligations of the parties with respect to the affected acreage shall terminate except for:

     (a) Optionee's obligation to provide data and a report; and

     (b) any outstanding quarterly payments; and

     (c) any rights or obligations which expressly survive termination.


                        REMOVAL OF PROPERTY AND EQUIPMENT

18. Optionee may, within one (1) year after termination of this Agreement, remove from Owner's real property all fixtures and personal property, including ores, tailings, dumps and wastes and improvements which it has erected or placed thereon except mine supports in place. Owner shall not be responsible for any such property of Optionee. Optionee may post watchmen on the Mining Property during such period.





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Black Bear Agreement
Dated:  August 1, 1996


                                  FORCE MAJEURE

19.1 If Optionee shall be prevented by Force Majeure from timely performance of any acts or obligations hereunder, the failure, if any, shall be excused and the period for performance shall be extended for a period equal to the duration of the Force Majeure. Optionee shall promptly give Owner notice of commencement and termination of Force Majeure. Optionee shall use reasonable diligence to remove Force Majeure but shall not be required against its will to institute legal proceedings, adjust any labour dispute or challenge the validity of any law, regulation, action or inaction of government.

19.2 "Force Majeure" includes any cause beyond Optionee's reasonable control, whether or not foreseeable, including but not limited to law, regulations, action or inaction of government, inability to obtain any public or private license, permit or authorization which may be required for operations in connection with the Mining Property or other property, including removal and disposal of waters, wastes and tailings and reclamation, mining casualty, damage to or destruction of mine or mill plans or facility, fire, explosion, inclement weather, flood, civil commotion, labour dispute, inability to obtain workmen or material, delay in transportation, economic conditions and acts of God.


                                   ARBITRATION

20. Any dispute arising out of or related to the negotiation, existence, performance, breach or termination of this Agreement shall be finally determined by arbitration. The exclusive place of arbitration shall be Lewiston, Idaho. Either party may compel arbitration by notice to the other. Within forty-five
(45) days of the notice the parties shall select one arbitrator. If they fail to agree, the presiding Judge (or senior Judge in point of service if there is no presiding Judge) of the State Court for the place of arbitration shall appoint one arbitrator from a list of three (3) persons submitted by each party. The arbitrator shall follow the procedural rules of the American Arbitration Association and shall apply the substantive law of the state where the Mining Property is located. The arbitrator shall issue his decision within six (6) months of his selection. Costs of arbitration shall be borne equally.


                                NOTICE PROVISIONS

21. All notices and other communications to either party shall be in writing and delivered personally or sent by prepaid mail. All notices of default or arbitration and demands for performance or assurance, if delivered personally to Optionee, shall be delivered to Optionee's Land Administrator and, if mailed to either party, shall be sent by certified or registered mail shall be effective on the next business day after the date of the actual delivery. Until a change of address is so given, notices shall



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Black Bear Agreement
Dated:  August 1, 1996



be addressed to Optionee and Owner, respectively as set out herein.

If to the Owners:

         Frank H. Piatt
         P.O. Box 1814
         Lewiston, ID 83501

         John R. Heigis
         P.O. Box 536
         Juliaetta, ID 83535

         Thomas Cat Rich
         Box 241
         Kooskia, Idaho 83539

If to the Optionee:

         Idaho Consolidated Metals Corporation
         504 Main, Ste 470
         P.O.  Box 1124
         Lewiston, ID 83501


                               FURTHER ASSURANCES

22. The parties agree to execute any and all further documents and agreements as may be reasonably required to carry out the spirit and intent of this Agreement.


                            REGISTRATION OF DOCUMENTS

23. The parties may register their interests as they appear and the parties agree to cooperate fully with each other in any requirements for such registration.


                             APPOINTMENT OF ATTORNEY

24. The owner hereby appoints the optionee his true and lawful attorney for any purpose related to



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Black Bear Agreement
Dated:  August 1, 1996



the carrying out of any terms or provisions of this Agreement and without limiting the generality of the foregoing for the purpose of any necessary applications or filings to any governmental body or agency.


                             RIGHT OF FIRST REFUSAL

25.1 In the event that the owner receives a bona fide offer in lawful money of the United States, which it is willing to accept for the purchase of all its interest in said lands, from a person, firm or corporation ready, willing and able to purchase same, the owner shall immediately give written notice thereof to the optionee hereto, including in the said notice and name and address of the offeror, the price offered and all other pertinent terms and conditions of the offer. The optionee, for a period of thirty (30) days following receipt of said notice, shall have the prior and preferred right and option to purchase the owner's interest at the price and according to the terms and conditions specified in said offer. The optionee shall give written notice to the owner within said thirty (30) day period, to purchase the interest being sold. If, however, such right and option is not exercised by the optionee giving written notice thereof within thirty (30) days after the receipt of the above-mentioned notice, the owner may accept the offer and complete said sale to the offeror in accordance with said offer within sixty (60) days after the expiration of the said thirty (30) day period; provided that if the owner fails to accept said offer or to complete said sale within said sixty (60) day period, the preferred right and option of the optionee hereunder shall be considered as revived and the owner shall not complete said sale to said offeror unless and until said offer has again been presented to the optionee, as hereinabove provided, and said optionee has again failed to elect to purchase on the terms and conditions of said offer.

25.2 A party who wishes to dispose of its entire interest by merger, reorganization, consolidation or sale of all its assets, or a sale or transfer of its interest to a subsidiary or parent company, or subsidiary of a parent company, or to any company in which any one party owns a majority of the stock, where the transferee assumes the obligations hereunder of such party and thereby becomes a party to this Agreement shall not be bound by the provisions of the right of first refusal.

25.3 An  assignment  shall not operate to relieve the  assigned  interest or the
assignor  from  any  liability  or  obligation   which  accrued  prior  to  such
assignment.


                               COMPLIANCE WITH LAW

26. The optionee shall be responsible for the compliance with all governmental rules and regulations as may from time to time be in effect including without limiting the generality of the foregoing, rules and regulations made pursuant to any mining, pollution and environmental requirements of the State



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Black Bear Agreement
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of Idaho or other  regulatory  authority.  The optionee shall be responsible for the posting of any bonds necessary for the reclamation and restoration of the property as required by any governmental agency and further the optionee agrees to obtain the consents, licenses and permits required which may be necessary for the carrying out of its operations. The owner agrees to cooperate with the optionee in the obtaining of such consents, licenses and permits.


                                BUYOUT PROVISIONS

27. The optionee shall have the right to buyout all of the owner's right, title and interest in and to the property described in Schedule "A" attached hereto, together with all ancillary rights appurtenant thereto for the sum of $120,000.00 less all payments made to the date of buyout in accordance with paragraph 3 hereof.


                               REGULATORY APPROVAL

28. The owners hereby acknowledge that this agreement is subject to Vancouver Stock Exchange regulatory approval and the optionee hereby agrees to obtain such approval on or before December 31, 1996, failing which approval, this Agreement shall be of no further force and effect unless this time is extended by mutual agreement of the parties. The owners agree to cooperate in the obtaining of such approval.


                                 CONFIDENTIALITY

29. The owners hereby acknowledge that the optionee is a publicly held corporation traded on the Vancouver Stock Exchange and subject to the rules and regulations of the Superintendent of Brokers for British Columbia and they hereby agree not to release information about the property without obtaining the prior approval of the optionee, such approval not to be unreasonably withheld.


                                 RIGHT TO ASSIGN

30. The owners hereby acknowledge that the optionee shall have the right to assign their interest herein to the wholly owned subsidiary of the optionee and further, that the optionee shall have the right to assign their interest herein to third parties with the owners' consent, such consent not to be unreasonably withheld.





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Black Bear Agreement
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                             UNITED STATES CURRENCY

31. All sums of money referred to in the Agreement shall be expressed in United States currency.


                              DEVOLUTION PROVISIONS

32. All covenants, conditions and terms of this Agreement shall be of benefit to and run with the Mining Property and shall bind and inure to the benefit of the parties hereto, their respective successors and assigns. The only relationship between Owner and Optionee is that of lessor/lessee. Nothing herein shall be construed to create, expressly or by implication a partnership, joint enterprise, relationship of master and servant or principal and agent, or the like, between parties.


                                    HEADINGS

33. The headings used in this Agreement are for convenience only and are to be disregarded in construing this Agreement.


                                ENTIRE AGREEMENT

34. This Agreement contains the entire agreement of the parties. There are no other conditions, agreements, representations, warranties or understandings, express or implied.

The parties have executed this Agreement the day and year above written

Signed, Sealed and Delivered by  )
FRANK H. PIATT in the            )
presence of:                     )
                                 )
/s/ Thomas Cat Rich              )
---------------------------------)
Name                             )
                                 )
P.O. Box 241                     )           /s/ Frank H. Piatt
---------------------------------)           ---------------------------------
Address                          )           FRANK H. PIATT
                                 )
Kooskia, Ida  83539              )           8-5-96
---------------------------------)
                                 )
---------------------------------)
                                 )
Logging Constr. Mining           )
---------------------------------)
Occupation                       )




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Black Bear Agreement
Dated:  August 1, 1996


Signed, Sealed and Delivered by  )
JOHN R. HEIGIS  in the           )
presence of:                     )
                                 )
/s/ Thomas Cat Rich              )
---------------------------------)
Name                             )
                                 )
P.O. Box 241                     )           /s/ John R. Heigis
---------------------------------)           ---------------------------------
Address                          )           JOHN R. HEIGIS
                                 )
Kooskia, Ida  83539              )           8-5-96
---------------------------------)
                                 )
---------------------------------)
                                 )
Logging Constr. & Mining         )
---------------------------------)
Occupation                       )


Signed, Sealed and Delivered by  )
THOMAS CAT RICH in the           )
presence of:                     )
                                 )
/s/ Frank H. Piatt               )
---------------------------------)
Name                             )
                                 )
P.O. Box 1814                    )           /s/ Thomas Cat Rich
---------------------------------)           ---------------------------------
Address                          )           THOMAS CAT RICH
                                 )
Lewiston, Ida                    )           8-5-96
---------------------------------)
83501                            )
---------------------------------)
                                 )
                                 )
---------------------------------)
Occupation                       )


SIGNED ON BEHALF OF IDAHO        )
CONSOLIDATED METALS CORP.        )
by its duly authorized signatories)
                                 )
/s/ [Illegible]                  )           /s/ Thomas Cat Rich
---------------------------------)
Authorized Signatory             )
                                 )
                                 )           8-5-96
/s/ [Illegible]                  )
---------------------------------)
Authorized Signatory             )

Black Bear Agreement
Dated:  August 1, 1996








                                  SCHEDULE "A"

Black Bear Agreement
Dated:  August 1, 1996






                                  SCHEDULE "A"

                                    PROPERTY

This is Schedule "A" to that certain Agreement dated August 1, 1996 made between Frank H. Piatt, John A. Heigis, Thomas Cat Rich and Idaho Consolidated Metals Corporation.


IMC              BLM                                                     Date of
No.              No.           Claim Name                                Location               Record Date
---              ---           ----------                                --------               -----------

297158           72588         Black Bear Group No. 1                    March 16/82            March 22/82

297159           72589         Black Bear Group No. 2                    March 16/82            March 22/82

297160           72590         Black Bear Group No. 3                    March 17/82            March 22/82

297161           72591         Black Bear Group No. 4                    March 17/82            March 22/82

297162           72592         Black Bear Group No. 5                    March 18/82            March 22/82

297163           72593         Black Bear Group No. 6                    March 18/82            March 22/82


all located in the Elk City Mining District, T 29N Range 8E, County of Idaho, State of Idaho, United States of America.

Black Bear Agreement
Dated:  August 1, 1996









                                  SCHEDULE "B"'

Idaho Consolidated Metals Corporation
Black Bear Claims - Payment Schedule

File: BB2.wb2
Revised:       07/21/96
Printed:       08/05/96

First Year


                  Payments         Comments
                  --------         --------

Upon Signing       $4,500

July 1, 1996       $1,200            Paid

Aug. 5, 1996         $400            Paid     Payment to complete the quarter

Nov. 1, 1996       $1,200

Feb. 1, 1996       $1,200

May 1, 1996        $1,200

Total              $9,700




Option I

August 1, 1997         $90,000

Option II


Year   Qtrly payment   Yearly Total   Cumulative Totals       Comments

1997     $2,400           $9,600          $9,600         Quarterly payments
                                                         starting August 1, 1997

1998     $3,600          $14,400         $24,000

1999     $4,800          $19,200         $43,200         Payment to complete the
                                                         quarter

2000     $6,000          $24,000         $67,200

2001     $7,200          $28,800         $96,000

2002                     $24,000        $120,000         Final payment at the
                                                         end of Year 5,
                                                         August 1, 20[?]


Note: At the end of year 1, Idaho Consolidated Metals can select either Option I or Option II